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PROSPECTUS SUPPLEMENT #12                       FILED PURSUANT TO RULE 424(b)(3)
(TO PROSPECTUS DATED JUNE 7, 2000)                    REGISTRATION NO. 333-32228

                              [EXCITE @HOME LOGO]

                              AT HOME CORPORATION

                         $500,000,000 PRINCIPAL AMOUNT
                 4 3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2006

                        SHARES OF SERIES A COMMON STOCK
                     ISSUABLE UPON CONVERSION OF THE NOTES

                           -------------------------

This prospectus supplement relates to the resale by the holders of 4 3/4% Convertible Subordinated Notes due 2006 of Excite@Home and the shares of Series A common stock of Excite@Home issuable upon the conversion of the notes.

You should read this prospectus supplement in conjunction with the prospectus dated June 7, 2000, which is to be delivered with this prospectus supplement. All capitalized terms used but not defined in this prospectus supplement shall have the meanings given to them in the prospectus.

The information in the table appearing under the heading "Selling
Securityholders" in the prospectus is superseded in part by the information appearing in the table below:

                                                       PRINCIPAL                     SHARES OF     SHARES OF
                                                       AMOUNT OF                      SERIES A      SERIES A
                                                         NOTES                         COMMON        COMMON
                                                     BENEFICIALLY     PERCENTAGE       STOCK       STOCK THAT
                                                      OWNED THAT       OF NOTES     BENEFICIALLY      MAY
                       NAME                           MAY BE SOLD     OUTSTANDING      OWNED        BE SOLD
                       ----                         ---------------   -----------   ------------   ----------
Deutsche Bank Securities..........................    $3,240,000           **         264,348*       57,329
Salomon Smith Barney..............................    $  750,000           **          13,270        13,270
Zurich HFR Master HDG Fund........................    $  125,000           **           2,211         2,211
TQA Master Fund, Ltd. ............................    $   50,000           **             884           884

---------------
 * Includes $11,700,000 principal amount at maturity of our Convertible Subordinated Notes due 2006, which are convertible into 207,019 shares of our Series A common stock, which were listed on a prior supplement to this prospectus.

** Less than 1%
                           -------------------------

INVESTING IN OUR CONVERTIBLE SUBORDINATED NOTES OR OUR SERIES A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 2 OF THE PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this prospectus supplement is October 24, 2000.